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                                                                     EXHIBIT 1.1
                                                                  EXECUTION COPY





                           AMENDMENT dated as of November 14, 1997 to the Agency
                  Agreement dated June 19, 1996, among National Rural Utilities Cooperative Finance Corporation (the "Company"), a District of Columbia cooperative association, Lehman Brothers Inc. (an "Agent") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (an "Agent") (such Agency Agreement the "Agreement").


         WHEREAS, the parties hereto have entered into the Agreement;

         WHEREAS, the Agreement initially contemplated the issuance and sale by the Company from time to time of up to $623,599,000 aggregate principal amount of its Medium-Term Notes, Series C (the "Securities") ;

         WHEREAS, the Company has issued and sold approximately $462,308,000 aggregate principal amount of Securities pursuant to the Agreement and the Indenture;

         WHEREAS, immediately prior to this Amendment taking effect, the Company's Registration Statement No.333-05687 remains effective under the Act relating to the Securities, with $161,291,000 aggregate principal amount of Securities remaining unissued and unsold under such Registration Statement;

         WHEREAS, the parties hereto desire to amend the Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1. The Agreement is hereby amended to include in the definition of "Registration Statement", as contemplated therein in Section 1(a), Registration Statement No. 333-[ ], previously filed with the Commission and effective as of November [ ], 1997, relating to the registration of $250,000,000 in aggregate principal amount of Securities, and to revise the definition of "Prospectus" to mean the prospectus supplement dated November 14, 1997,
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relating to the Securities covered by the Agreement as amended by this
Amendment, together with the prospectus contained in such Registration
Statement.

         2. The Agreement is hereby amended to increase the aggregate principal amount of Securities which may be issued and sold from time to time by the Company thereunder to $873,599,000 and the aggregate principal amount of Securities which may be issued and sold from time to time thereunder on or after the date hereof to $411,291,000.

         3. The Agreement is hereby amended to delete from the definition of "Registration Statement", Registration Statement No. 33-58445, and all amendments thereto and supplements thereof, all of the Securities registered thereby having been issued and sold by the Company.

         4. This Amendment shall become effective only on the satisfaction (or waiver by the Agents) of the conditions in Section 5 of the Agreement with respect to the Closing Date for this Amendment.

         Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.
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         All capitalized terms not defined herein have the meanings assigned to them in the Agreement.


         IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be fully executed as of the date first above written.


                                    NATIONAL RURAL UTILITIES
                                    COOPERATIVE FINANCE CORPORATION

                                      by  /s/     STEVEN L. LILLY
                                          -------------------------------------
                                          Name:   Steven L. Lilly
                                          Title:  Senior Vice President &
                                                   Chief Financial Officer


                                    LEHMAN BROTHERS INC.

                                      by  /s/     BART MCDADE
                                          -------------------------------------
                                          Name:   Bart McDade
                                          Title:  Managing Director


                                    MERRILL LYNCH, PIERCE, FENNER
                                       & SMITH INCORPORATED

                                      by  /s/     SCOTT G. PRIMROSE
                                          -------------------------------------
                                          Name:   Scott G. Primrose
                                          Title:  Authorized Signator